Exhibit 7(a)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Series A Ordinary Shares of Tefron Ltd. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf of the date indicated:

/s/ Ishay Davidi
Ishay Davidi

Norfet, Limited Partnership

	By:	N.D.M.S. Ltd., its general partner

	By:	/s/ Ishay Davidi
Ishay Davidi Director

N.D.M.S. Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi Director

FIMI Opportunity Fund, L.P.

By:	FIMI 2001 Ltd., its managing general partner

	By:	/s/ Ishay Davidi
Ishay Davidi Chief Executive Officer

FIMI 2001 Ltd.

By:	/s/ Ishay Davidi
Ishay Davidi Chief Executive Officer